Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 11, 2014, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-196090) and related Prospectus of Ardelyx, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

June 4, 2014